SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of August 30, 2011 (this “Agreement”), is by and between GOLD ACQUISITION CORP., a Nevada corporation (the “Company”), and PLATINUM LONG TERM GROWTH, LLC, a Delaware limited liability company, as collateral agent (together with its successors and assigns, the “Secured Party”) for itself and Lakewood Group LLC (“Lakewood” and, together with the Secured Party and their respective successors and assigns, the “Lenders”).

WHEREAS, the Lenders are the holders of Senior Secured Convertible Promissory Notes issued by Sagebrush Gold Ltd. (“Sage”) and the Company bearing even date herewith in the aggregate principal amount of $8,000,000 (together with any and all promissory notes issued by Sage and the Company after the date hereof to any Lender, collectively and severally the “Notes”) pursuant to the terms of that certain Letter Agreement dated July 18, 2011 by and among Sage and the Creditors (the “Letter Agreement”);

WHEREAS, in order to induce the Lenders to convey the Purchased Interest pursuant to and as defined in the Letter Agreement, the Company has agreed to execute and deliver to the Secured Party this Agreement and other collateral documents and to grant the Secured Party, for the pro rata benefit of the Lenders, a security interest in substantially all assets of the Company to secure the prompt payment, performance and discharge in full of the obligations of Sage and the Company under the Letter Agreement and the other Transaction Documents (as defined in the Notes); and

WHEREAS, all capitalized terms not otherwise specifically defined in this Agreement shall have the meanings given thereto in the Notes or if not expressly defined in the Notes, then in the Letter Agreement.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Article 1 - Certain Definitions

As used in this Agreement, the following terms shall have the meanings set forth in this Article 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (as defined below), including without limitation the terms “account,” “as-extracted collateral,” “chattel paper,” “commercial tort claim,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit rights,” “proceeds,” “securities” and “supporting obligations,” shall have the respective meanings given such terms in Article 9 of the UCC.

1.1           “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

1.1.1
All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, rigs, drilling equipment, towers, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company's businesses and all improvements thereto; and (B) all inventory, including all materials, work in process and finished goods;

1.1.2
All general intangibles, including, without limitation, all contract rights, choses in action, partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents (as defined below), licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by the Company), computer software development rights, leases, franchises, licenses, permits, deposits, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property (as defined below), and all income tax, insurance and other refunds;

1.1.3
All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

1.1.4	All documents, letter-of-credit rights, instruments and chattel paper;

1.1.5	All commercial tort claims;

1.1.6	All deposit accounts and all cash (whether or not deposited in such deposit accounts);

1.1.7	All investment property;

1.1.8	All as-extracted collateral;

1.1.9	All supporting obligations;

1.1.10
All bonds or bonding funds held by the Bureau of Land Management to secure environmental and other obligations in connection with mining, drilling and/or surface disturbance activities pertaining to the Relief Canyon Mine, and all reimbursement obligations relating to the same, which bonding funds as of the date hereof total $2,842,000 in the aggregate;

1.1.11	All files, records, books of account, business papers, and computer programs; and

1.1.12	the products and proceeds of all of the foregoing Collateral set forth in clauses 1.1.1 through and including 1.1.11 above.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

1.2           “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

1.3           “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

1.4           “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, of Sage and the Company to the Lenders and/or the Secured Party under this Agreement, the Notes, the Letter Agreement, the other Transaction Documents, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or un-liquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on, the Notes and the loans extended pursuant thereto; (ii) any and all other fees, legal fees and other expenses, indemnities, costs, obligations and liabilities of Sage and the Company from time to time under or in connection with this Agreement, the Notes, the Letter Agreement, the other Transaction Documents, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Sage and/or the Company.

1.5           “Organizational Documents” means, with respect to the Company, the documents by which the Company was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of the Company (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

1.6           “Pledged Securities” is defined in Article 3 below.

1.7           “UCC” means the Uniform Commercial Code of the State of New York and/or any other applicable law of any state or states which have jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein, and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

Article 2 - Grant of Security Interest in Collateral

As an inducement for the Lenders to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party, for the pro rata benefit of the Lenders, a security interest in and to, a lien upon, and a right of set-off against, all of its right, title and interest of whatsoever kind and nature in and to the Collateral (a “Security Interest” and collectively, the “Security Interests”).

Article 3 - Pledged Securities

The capital stock and other equity interests listed on Schedule 3 hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests held by the Company, including without limitation in and to any and all subsidiaries of the Company, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company.  All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement.  The Company shall cause the pledge and security interest of the Secured Party to be duly noted in its books and records.

Article 4 - Delivery of Certain Collateral by Sage

Contemporaneously with or prior to the execution of this Agreement, Sage shall deliver or cause to be delivered to the Secured Party a Pledge Agreement, pursuant to which Sage shall pledge to the Secured Party, as security for repayment of the Obligations, a security interest in one hundred percent (100%) of the equity of the Company (the “Company Securities”), together with (a) any and all certificates and other instruments representing or evidencing the Company Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. Sage is, contemporaneously with the execution hereof, delivering to the Secured Party, or has previously delivered to the Secured Party, a true and correct copy of each Organizational Document governing any of the Company Securities.

Article 5 - Representations, Warranties and Covenants

Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Party concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, the Company represents and warrants to, and covenants and agrees with, the Secured Party and the Lenders as follows:

5.1           The Company has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

5.2           The Company has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of their attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule 5.2 attached hereto. Except as disclosed on Schedule 5.2, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

5.3           The Company is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interests. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Party pursuant to this Agreement or the other Transaction Documents) covering or affecting any of the Collateral. As long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other similar document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

5.4           No written claim has been received by the Company that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

5.5           The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business (except when temporarily kept at the offices of its attorneys or accountants) and its Collateral at the locations set forth on Schedule 5.2 attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Party, a valid, perfected and continuing perfected first priority lien in the Collateral.

5.6           This Agreement creates in favor of the Secured Party a valid, first priority security interest in the Collateral, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing UCC financing statements shall have been duly perfected. Except for the filing of the UCC financing statements referred to in the immediately following paragraph and the delivery of the certificates and other instruments provided in Article 3, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Secured Party hereunder.

5.7           The Company hereby authorizes the Secured Party to file one or more financing statements under the UCC with respect to the Security Interests with the proper filing and recording agencies in any jurisdiction deemed proper by it, which UCC financing statement may describe the collateral as “all assets.”

5.8           The execution, delivery and performance of this Agreement by the Company do not (i) violate any of the provisions of any Organizational Documents of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Company) necessary for the Company to enter into and perform its obligations hereunder have been obtained.

5.9           The Company shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interests hereunder shall be terminated pursuant to Article 14 hereof. The Company hereby agrees to use commercially reasonable efforts to defend the same against the claims of any and all persons and entities and to safeguard and protect all Collateral for the account of the Secured Party. At the reasonable request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is necessary to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests  hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain in accordance with this Agreement the priority of the Security Interests hereunder.

5.10           The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of its assets, including without limitation all or any portion of the Collateral, without the prior written consent of the Secured Party.  Notwithstanding the foregoing, provided that no Event of Default (as defined in the Notes) has occurred and is continuing, the Company may:

5.10.1	Sell inventory in the ordinary course of business; and

5.10.2
Sell or otherwise dispose of equipment; provided, that, (A) such equipment is obsolete, (B) such sales are consistent with past practices, and (C) such sales do not total more than fifty thousand dollars ($50,000) in the aggregate in any calendar year.

5.11           The Company shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

5.12           The Company shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. The Company shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Secured Party that (a) the Secured Party will be named as lender loss payee (mortgagee, as applicable) and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Secured Party and such cancellation or change shall not be effective as to the Secured Party for at least thirty (30) days after receipt by the Secured Party of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Secured Party will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Notes) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the Company to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the Company. If no Event of Default exists and such proceeds exceed $100,000, such proceeds shall be available to the Company solely for and shall be used by the Company solely for the repair or replacement of the loss or damage giving rise to such proceeds within sixty (60) days of receipt thereof. Prior to expenditure by the Company, any such proceeds in the Company's possession shall be segregated from the Company’s other funds. The Company shall promptly provide the Secured Party with a detailed written report of its use of any such proceeds. Proceeds not so used by the Company within such sixty (60) day period shall be immediately remitted to the Secured Party for application to the Obligations. Alter an Event of Default occurs, all proceeds then or thereafter in existence shall be paid to the Secured Party (for application to the Obligations) and, if received by the Company, shall be held in trust for the Secured Party and promptly paid over to the Secured Party (for application to the Obligations) unless otherwise directed in writing by the Secured Party. Copies of such policies or the related certificates, in each case, naming the Secured Party as lender loss payee and additional insured shall be delivered to the Secured Party at least annually and at the time any new policy of insurance is issued.

5.13           The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

5.14           The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request as necessary to perfect, protect or enforce the Secured Party's security interest in the Collateral in which the Secured Party has been granted a security interest hereunder, substantially in form and substance reasonably acceptable to the Secured Party.

5.15           The Company shall permit the Secured Party, the Lenders and their representatives and agents reasonable access to inspect the Collateral during normal business hours, upon reasonable prior notice and without undue interference with the Company’s business operations, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Party or any Lender from time to time.

5.16           The Company shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

5.17           The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that would have a material adverse effect on the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

5.18           All information heretofore, herein or hereafter supplied to the Secured Party or any Lender by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

5.19           The Company shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its businesses.

5.20           The Company will not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days' prior written notice to the Secured Party of such change and, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

5.21           The Company may not consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

5.22           The Company may not relocate its chief executive office to a new location without providing 30 days' prior written notification thereof to the Secured Party and so long as, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

5.23           The Company was organized and remains organized solely under the laws of the state set forth next to the Company’s name in Schedule 5.23 attached hereto, which Schedule 5.23 sets forth the Company’s  organizational identification number or, if the Company does not have one, states that one does not exist.

5.24           (i) The actual name of the Company is the name set forth in Schedule 5.23 attached hereto; (ii) the Company has no trade names except as set forth on Schedule 5.24 attached hereto; (iii) the Company has not used any name other than that stated in the preamble hereto or as set forth on Schedule 5.24 for the preceding five years; and (iv) no entity has merged into the Company or been acquired by the Company within the past five years except as set forth on Schedule 5.24.

5.25           At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the Company shall deliver such Collateral to the Secured Party.

5.26           The Company shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Party, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the Company shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

5.27           If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the Company shall cause such an account control agreement, in form and substance in each case reasonably satisfactory to the Secured Party, to be entered into and delivered to the Secured Party.

5.28           To the extent that any Collateral consists of letter-of-credit rights, the Company shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Party.

5.29           To the extent that any Collateral is in the possession of any third party, the Company shall join with the Secured Party in notifying such third party of the Secured Party's security interest in such Collateral and shall endeavor to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Party.

5.30           If the Company shall at any time hold or acquire a commercial tort claim, the Company shall promptly notify the Secured Party in a writing signed by the Company of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

5.31           The Company shall promptly provide written notice to the Secured Party of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Secured Party an assignment of claims for such accounts and cooperate with the Secured Party in taking any other steps required under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

5.32           The Company shall cause each subsidiary of the Company (if any) with operations or material assets (which, if in doubt, shall be in the sole determination of the Secured Party) to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in form and substance satisfactory to the Secured Party, and comply with the provisions hereof applicable to the Company. As of the date hereof, the Company represents and warrants that none of its subsidiaries have any operations or material assets. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Party may reasonably request. Upon delivery of the foregoing to the Secured Party, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Company, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Company” shall be deemed to include each Additional Debtor.

5.33           The Company will from time to time, at the joint and several expense of the Company, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

5.34           Except as set forth on Schedule 5.34 attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5.35           Schedule 5.35 lists all licenses and permits of every kind which the Company has in respect of its business operations.

5.36           The Company shall not amend any of its Organizational Documents without the prior written consent of the Secured Party and the Lenders.

5.37           The Company shall:

5.37.1	Maintain its assets in a way which segregates and identifies such assets separate and apart from the assets of any other person or entity;

5.37.2	Hold itself out to the public as a separate legal entity distinct from any other person or entity;

5.37.3	Conduct business solely in its own name;

5.37.4	Only engage in mining, exploration, processing and related activities at the “Relief Canyon Mine” and in no other activities or business; and

5.37.5
In addition to the obligations set forth in the Notes and in the other Transaction Documents, the Company shall not incur or permit to exist any indebtedness, other than indebtedness to the Lenders and indebtedness for trade payables incurred in the ordinary course of business.

5.38           The Company shall not make or permit to exist any investment in any other person or entity, whether by way of extension of credit, loan, advance, purchase of stock or other ownership interest (other than ownership interests in such person or entity), bonds, notes, debentures or other securities, or otherwise, and whether existing on the date of this Agreement or thereafter made.

5.39           The Company shall not issue any ownership interests, debt instruments, warrants, options, or other instruments convertible into ownership instruments of the Company without the prior written consent of the Secured Party.

Article 6 - Effect of Pledge on Certain Rights

If any of the Collateral subject to this Agreement consists of non-voting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Secured Party's rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which the Company is subject or to which the Company is party.

Article 7 - Defaults

The following events shall be “Events of Default”:

7.1           The occurrence of an Event of Default under the Notes;

7.2           Any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made; or

7.3           The failure by the Company to observe or perform any of its undertakings, covenants and obligations in this Agreement.

Article 8 - Duty To Hold In Trust

8.1           Upon the occurrence and during the continuance of any Event of Default and at any time thereafter, the Company shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party.

Article 9 - Rights and Remedies Upon Default.

9.1           Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder, under the Notes, under any and all other Transaction Documents, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and all rights and remedies available under any other applicable law and at equity. Without limitation, the Secured Party shall have the following rights and powers:

9.1.1
The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter by reasonable means, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company's premises or elsewhere, and make reasonably available to the Secured Party, without rent, all of the Company's respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

9.1.2
Upon written notice to the Company by the Secured Party, all rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Company to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Secured Party shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of the Secured Party, to exercise in the Secured Party's discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Secured Party shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Company or any of its direct or indirect subsidiaries.

9.1.3
The Secured Party shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon commercially reasonable terms and conditions. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

9.1.4
The Secured Party shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Party, and to enforce the Company’s rights against such account debtors and obligors.

9.1.5
The Secured Party, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Party, or its designee.

9.1.6
The Secured Party may (but is not obligated to) transfer any or all Intellectual Property registered in the name of the Company at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Party or any designee or any purchaser of any Collateral.

9.2           No compliance by the Secured Party with any applicable law in connection with a disposition of Collateral will be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Party may sell the Collateral without giving any warranties and may specifically disclaim such warranties. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

9.3           For the purpose of enabling the Secured Party to further exercise rights and remedies under this Article 9 or elsewhere provided by agreement or applicable law, the Company hereby grants to the Secured Party, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

Article 10 - Applications of Proceeds

The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the reasonable and actually incurred expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs reasonably incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and  expenses incurred by the Secured Party in enforcing the rights of the Secured Party hereunder or of the Secured Party and the Lenders under any other Transaction Documents and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”) and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

Article 11 - Costs and Expenses

The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party or any Lender. The Company shall also pay all other claims and charges which would be reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Company will also, upon demand, pay to the Secured Party and the Lenders the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party or any Lender may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party and the Lenders under the Notes and the other Transaction Documents. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

Article 12 - Responsibility for Collateral

The Company assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) in no event shall the Secured Party or any Lender (i) have any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) have any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Company shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Company thereunder. Neither the Secured Party nor any Lender shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party or any Lender of any payment relating to any of the Collateral, nor shall the Secured Party or any Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or any Lender or to which the Secured Party or any Lender may be entitled at any time or times. The Secured Party shall be entitled, in its sole discretion, to abandon any and all Collateral and any and all records concerning the Collateral or the Company’s business at any time regardless of whether it had obtained possession thereof, without any liability or responsibility of any kind or nature therefore to the Company.

Article 13 - Security Interests Absolute

All rights and all obligations of the parties hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Party or any Lender to obtain, adjust, settle and cancel in its reasonable discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party and the Lenders shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party or any Lender hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party or any Lender, then, in any such event and to the extent thereof, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party or any Lender to proceed against any other person or entity or to apply any Collateral which the Secured Party or any Lender may hold at any time, or to marshal assets, or to pursue any other remedy.

Article 14 - Term of Agreement

This Agreement and the Security Interests shall terminate on the date on which all payments under the Notes have been indefeasibly paid or otherwise satisfied in full (including by way of conversion of the Notes) and all other Obligations have been indefeasibly paid or discharged (other than contingent indemnification obligations).

Article 15 - Power of Attorney; Further Assurances

15.1           The Company authorizes the Secured Party, and does hereby make, constitute and appoint the Secured Party and its officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Secured Party or the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of  payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Party, and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Company is subject or to which the Company is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

15.2           On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule 5.23 attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a perfected security interest in all the Collateral under the UCC.

15.3           The Company hereby irrevocably appoints the Secured Party as the Company’s attorney-in-fact, with full authority in the place, on behalf of and in the name of the Company, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Party. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

Article 16 - Notices

Any demand upon or notice to the Company hereunder shall be effective when delivered by hand or when properly deposited in the mails postage prepaid, or sent by e-mail or electronic facsimile transmission, receipt acknowledged, or delivered to an overnight courier, in each case addressed to the Company at the address shown below or such other address as the Company may advise the Secured Party in writing. Any notice by the Company to the Secured Party shall be given as aforesaid, addressed to the Secured Party at the address shown below or such other address as the Secured Party may advise the Company in writing.

Secured Party:	Platinum Long Term Growth, LLC
152 West 57th Street, 4th Floor
New York, NY 10019
Attn: Mr. Mark Mueller

Company:	Gold Acquisition Corp.
c/o Sagebrush Gold Ltd.
1640 Terrace Way
Walnut Creek, CA 94597
Attn: Mr. Barry Honig

Article 17 - Other Security

To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

Article 18 - Collateral Agent

The Company acknowledges that the Secured Party has been appointed as collateral agent for itself and the Lenders, as set forth in more detail in that certain Collateral Agency Agreement dated on or about the date hereof by and among the Lenders (the “Collateral Agency Agreement”).  The Company further acknowledges and agrees that the Collateral Agency Agreement may be modified by the Lenders in their absolute discretion (with notice to the Company); provided, however, that the consent of the Company shall not be required for any such modification.

Article 19 - Miscellaneous

19.1           No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

19.2           All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Notes, the Transaction Documents or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

19.3           This Agreement, together with the exhibits and schedules hereto, the Notes, the Transaction Documents, the instruments and agreements among the parties delivered on or about the date hereof, and the related agreements contemplated hereby and thereby contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Secured Party or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

19.4           If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

19.5           No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

19.6           This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Party.  The Secured Party may assign any or all of its rights under this Agreement to any Person to whom the Secured Party assigns or transfers the Notes.

19.7           Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

19.8           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement, the Transaction Documents and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

19.9           This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

19.10           The Company shall indemnify, reimburse and hold harmless the Secured Party and the Lenders and each of its and their partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Transaction Documents or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

19.11           Nothing in this Agreement shall be construed to subject the Secured Party to liability as a partner in the Company or any of its direct or indirect subsidiaries that is a partnership or as a member in the Company or any of its direct or indirect subsidiaries that is a limited liability company, nor shall the Secured Party or any Lender be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of the Company or any of its direct or indirect subsidiaries or otherwise, unless and until the Secured Party or such Lender exercises its right to be substituted for the Company as a partner or member, as applicable, pursuant hereto.

19.12           To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of the Company or any direct or indirect subsidiary of the Company or compliance with any provisions of any of the Organizational Documents, the Company hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

GOLD ACQUISITION CORP.

By:_______________________________
Name:_________________________
Title:__________________________

PLATINUM LONG TERM GROWTH LLC
as Collateral Agent

By:_______________________________
Name:_________________________
Title:__________________________

[Security Agreement between Gold Acquisition Corp and Platinum Long Term Growth LLC]